Exhibit 25(d)





                                February 27, 2003



Mr. Gale E. Klappa                            Mr. Wayne Boston
The Southern Company                          Southern Company Services, Inc.
270 Peachtree Street, N.W.                    241 Ralph McGill Blvd. NE
Atlanta GA 30303                              Atlanta GA 30308-3374


Dear Sirs:

                             Re: Forms 10-K and 10-Q

         Gulf Power Company proposes to file or join in the filing of reports under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to the following: (1) its Annual Report on Form 10-K for the year ended December 31, 2002, and (2) its 2003 quarterly reports on Form 10-Q.

         Gulf Power Company and the undersigned Directors and Officers of said Company, individually as a Director and/or as an Officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                                    Sincerely,



                                              By /s/Thomas A. Fanning
                                                 Thomas A. Fanning
                                       President and Chief Executive Officer

   /s/C. LeDon Anchors                     /s/William A. Pullum
    C. LeDon Anchors                         William A. Pullum




/s/William C. Cramer, Jr.                 /s/Joseph K. Tannehill, Sr.
 William C. Cramer, Jr.                     Joseph K. Tannehill, Sr.




   /s/Fred C. Donovan, Sr.                  /s/Ronnie R. Labrato
     Fred C. Donovan, Sr.                     Ronnie R. Labrato




  /s/Thomas A. Fanning                       /s/Warren E. Tate
    Thomas A. Fanning                         Warren E. Tate




  /s/H. Allen Franklin
    H. Allen Franklin

Extract from minutes of meeting of the board of directors of Gulf Power Company.

                               - - - - - - - - - -

     RESOLVED, That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 2002, and its 2003 quarterly reports on Form 10-Q, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, the members of its Board of Directors, and its Officers, are authorized to give their several powers of attorney to Gale E. Klappa and Wayne Boston.

                               - - - - - - - - - -

         The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Gulf Power Company, duly held on February 27, 2003, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 10, 2003                         GULF POWER COMPANY


                                              By /s/Wayne Boston
                                                  Wayne Boston
                                             Assistant Secretary